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                                                                   EXHIBIT 10.30


                            MYCO PHARMACEUTICALS INC.
                            NONCOMPETITION AGREEMENT

This Noncompetition Agreement is made this 15th day of November, 1995, between Myco Pharmaceuticals Inc., a Delaware corporation (the "Company"), and Reimar C. Bruening ("Employee").

                               W I T N E S S E T H

         WHEREAS, the Company desires to retain Reimar C. Bruening as an employee of the Company and Employee wishes to be retained by the Company as an Employee of the Company pursuant to the Offer letter of November 10, 1995 (the "Offer Letter");

         WHEREAS, the Company has developed, and the Company and/or the Employee may continue to develop during the period Employee is so retained by the Company, certain Proprietary Information, Inventions and Intellectual Property (as those terms are hereinafter defined), that the Company wishes to protect and maintain as confidential;

         WHEREAS, the Company from time to time has received, and may continue to receive during the period Employee is so retained by the Company, the Proprietary
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Information of others, and the Company wishes to maintain the confidentiality of such Proprietary Information; and

         WHEREAS, the Company has developed, and will continue to develop during the period Employee is so retained by the Company, goodwill by, among other things, substantial expenditure of money and effort;

         NOW, THEREFORE, in consideration of the premises set forth below and the mutual covenants and other undertakings contained in this Agreement, and for other good and valuable consideration, receipt and sufficiency of which are hereby mutually acknowledged, IT IS AGREED:

1. PROHIBITED COMPETITION. Employee recognize and acknowledge the competitive and proprietary nature of the Company's business operations. Employee acknowledges and agrees that a business will be deemed competitive with the Company if it performs any of the services, manufactures or sells any of the products provided or offered by the Company or is involved in the research, or development of processes, products or techniques in the Company's Field of Interest (such business to be referred to as a "competitive business"). The term Company's "Field of Interest" currently means the development of products or processes as anti-infective therapeutics or diagnostics and commercial use of fungi, yeast, and bacteria in drug screening, production, development or

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testing. The Company may modify the definition of its Field of Interest by written notice to Employee based on the activities in which the Company is then engaged or in which the Company then proposes to be engaged.

Employee further acknowledges and agrees that during the course of performing services for the Company as an employee, the Company will furnish, disclose or make available to Employee confidential and proprietary information related to the Company's business and that the Company may provide Employee with unique and specialized training. Employee also acknowledges that such confidential information and the training to be provided by the Company have been developed and will be developed by the Company and others with whom the Company has a relationship through expenditure by the Company and others of substantial time, effort and money and that all such confidential information and training could be used by Employee to compete with the Company.

Accordingly, Employee hereby agrees in consideration of the Company's agreement to engage Employee as an employee and Employee's compensation thereof, and in view of the confidential position to be held by Employee, the unique and specialized training which the Company may provide Employee and the confidential nature and proprietary value of the information which the Company may share with Employee, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as follows:

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During the period during which Employee performs services for or at the request of the Company (the "Term") and for a period of one year following the expiration or termination of the term (the "Restricted Term"), if Employee is terminated without cause, Employee shall not, without the prior written consent of the Company:

         (i) Either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to the Company or any parent or future parent or affiliate of the Company to leave the services of the Company or any parent or future parent or affiliate for any reason.

         (ii) Either individually or on behalf of or through any third party solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company or any present or future parent, subsidiary or other affiliate of the Company which is engaged in a similar business as the Company, any suppliers, customers or patrons of the Company, or any prospective customers or patrons with respect to which the Company has developed or made a sales presentation (or similar offering of services), located within the Restricted Territory.

During the period during which Employee performs services for or at the request of the Company and for a period of one year following the expiration or termination of the term,

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if Employee voluntarily leaves the Company or Employee is terminated with cause,
Employee shall not, without the prior written consent of the Company:

         (i) Either individually or on behalf of any other, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business which is directly or indirectly competitive with the business of the Company within the World (the "Restricted Territory"), except that nothing contained herein shall preclude Employee from purchasing or owning stock in any such business if such stock is publicly traded, and provided that Employee's holdings do not exceed three (3%) percent of the issued and outstanding capital stock of such business.

         (ii) Either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company or any present ore future parent, subsidiary or other affiliate of the Company which is engaged in a similar business as the Company, any customers or patrons of the Company, or any prospective customers or patrons with respect to which the Company has developed or made a sales presentation (or similar offering of services), located within the Restricted Territory.


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         (iii) Either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to the Company or any parent or future parent or affiliate of the Company to leave the services of the Company or any parent of future parent of affiliate for any reason.

Employee further recognizes and acknowledges that (i) the types of employment which are prohibited by this paragraph are narrow and reasonable in relation to the skills which represent Employee's principal salable asset both to the Company and to Employee's other prospective employers, and (ii) the specific but broad geographical scope of the provisions of this paragraph is reasonable, legitimate and fair to Employee in the light of the Company's need to market its services and sell its products in a large geographic area in order to have a sufficient customer base to make the Company's business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which Employee is qualified to earn Employee's livelihood. If any part of this section should be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area, or scope, then this section is intended to and shall extend only for such period of time, in such area and with respect to such activity as is determined to be reasonable.

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2. PROTECTED INFORMATION. Upon execution of this Agreement, Employee shall execute and deliver a Confidentiality Agreement in the form attached hereto as Annex A.

3. CONTINUING OBLIGATIONS. Employee's obligations under this Agreement shall not be affected: (i) by any termination of Employee's employment arrangement, including termination upon the Company's initiative; nor (ii) by any change in Employee's position, title or function with the Company; nor (iii) by any interruption in the employment arrangement during which Employee leaves and rejoins the Company.

4. RECORDS. Upon termination of Employee's relationship with the Company, Employee shall deliver to the Company any property of the Company which may be in Employee's possession including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

5. NO CONFLICTING AGREEMENTS. Employee hereby represents and warrants that Employee has no commitments or obligations inconsistent with this Agreement and Employee hereby agrees to indemnify and hold the Company harmless against any claim based upon circumstances alleged to be inconsistent with such representation and warranty. Employee agrees to provide, and that the Company may similarly provide in its discretion, a copy of the covenants contained in this Agreement to any business or enterprise which Employee may directly, or indirectly, own, manage, operate, finance, join, control or participate in the

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ownership, management, operation, financing, control or control of, or with which Employee may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

6. NO EMPLOYMENT CREATED. This Agreement does not constitute, and shall not be construed as constituting, an undertaking by the Company to hire Employee as an employee or consultant of the Company.

7. WAIVER OF PROVISIONS. Failure of any party to insist, in one or more instances, or performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by or on behalf of the waiving party.

8. NOTICES. Any notice or other communication required or permitted hereunder shall be deemed sufficiently given if sent by registered or certified mail, postage and fees prepaid, addressed to the party to be notified as follows: if to the Company to Myco Pharmaceuticals, Inc., One Kendall Square, Building 300, Cambridge, MA 02139, with a copy to Peter F. Demuth, Esquire, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, and if to Employee to Employee to Myco

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Pharmaceuticals, Inc., One Kendall Square, Building 300, Cambridge, MA 02139, or
in each case to such other address as either party may from time to time designate in writing to the other. Such notice or communication shall be deemed to have been given as of the date deposited with the United States Postal Service.

9. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without application of the conflicts of law provisions thereof.

10. ENTIRE AGREEMENT. This Agreement, together with Annex A hereto, embodies the entire agreement and understanding between the parties hereto and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of the Agreement.

11. INVALIDITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of the Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extend, be invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not

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be affected thereby, but rather shall be construed, reformed and enforced to the greatest extent permitted by law.

12. INJUNCTIVE RELIEF. Employee hereby expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, Employee hereby agrees that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement.

13. ASSIGNMENT. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which Employee is principally involved. Employee's rights and obligations under this Agreement may not be assigned without the prior written consent of the Company.

14. EXPENSES. Should any party breach this Agreement, in addition to all other remedies available at law or in equity, such party shall pay all of any other party's costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees and expenses.

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15. MODIFICATION AND AMENDMENT. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

16. PARTIES BENEFITED. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company and any parent, subsidiary or other affiliate of the Company, and their respective successors and assigns, and shall be binding upon and inure to the benefit of the Employee and the Employee's heirs, executors and administrators.

17. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe or otherwise limit the scope, extent or intent of this Agreement or any of its provisions each of which shall be deemed an original, but all of which together shall constitute one and the same document.

18. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which will be deemed an original, but all of which together shall constitute one and the same instrument.


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         In Witness Whereof, the parties have executed this Agreement under seal as of the date first forth above.

                                            Myco Pharmaceuticals Inc.


                                            /s/ William Timberlake 12/1/95
                                            ____________________________________
                                            William Timberlake, Ph.D
                                            Executive Director, Research



                                            Accepted and Approved


                                            /s/ Reimar C. Bruening
                                            ____________________________________
                                            Reimar C. Bruening


                                                  12-01-95
                                            Date: ______________________________


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